Exhibit 5.2

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

ASSOCIATES AND OF COUNSEL:

JOSEPHINE CARINO, ESQ.***

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US****

JESSICA HAGGARD, ESQ. *****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.*******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.********

HARRIS TULCHIN, ESQ. *********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: LANTHONY@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

*** licensed in CA

****licensed in CA, DC, MO and NY

*****licensed in Missouri

******licensed in NY and NJ

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

May 4, 2026

Brazil Potash Corp.

198 Davenport Road

Toronto, Ontario, Canada M5R 1J2

Ladies and Gentlemen:

We have acted as counsel to Brazil Potash Corp., a corporation incorporated and existing under the laws of the Province of Ontario, Canada (the “Company”), in connection with the filing of a registration statement on Form F-3 (File No. 333-294964) (as amended or supplemented, the “Registration Statement”) which was filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2026, and declared effective by the SEC on April 16, 2026 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by the Company of up to $250,000,000 of any combination of securities of the types specified therein. Reference is made to our opinion letter dated April 9, 2026, and included as Exhibit 5.2 to the Registration Statement.

We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on May 1, 2026, by the Company with the SEC pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of 7,000,000 common shares of the Company (the “Shares”), no par value per share (the “Common Shares” and each a “Common Share”) (including 3,300,000 Shares subject to the underwriters’ option to purchase additional Common Shares, if fully exercised) at a price of $2.50 per Share and pre-funded warrants (the “Pre-Funded Warrants” and each a “Pre-Funded Warrant”) to purchase up to 18,300,000 Share (the “Pre-Funded Warrant Shares”), at an exercise price of $0.001 per Common Share, at a purchase price of

$2.499 per Pre-Funded Warrant pursuant to the underwriting agreement dated May 1, 2026 (the “Underwriting Agreement”), by and between the Company and Canaccord Genuity LLC, as representative to the several Underwriters named in Schedule A attached thereto (the “Underwriters”). The Shares, Pre-Funded Warrants, and Pre-Funded Warrant Shares are collectively referred to herein as the “Securities.”

In connection with our opinion expressed below, we have reviewed the Underwriting Agreement, the form of Pre-Funded Warrant and such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to facts material to the opinions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company and relied on certificates of public officials. We also have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Florida, State of New York, and the federal laws of the United States of America. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

Based upon, and subject to, the foregoing, we are of the opinion that when the Pre-Funded Warrants are issued, sold and delivered in the manner and for the consideration stated in the Underwriting Agreement, the Registration Statement and the Prospectus Supplement, such Pre-Funded Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 6-K relating to the offer and sale of the Securities, which Form 6-K will be incorporated by reference into the Registration Statement and Prospectus Supplement, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the above-described Form 6-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 • WEST PALM BEACH, FLORIDA • 33401 • PHONE:

561-514-0936